                                                                   EXHIBIT 10.14
--------------------------------------------------------------------------------





                              FIRST SUPPLEMENT TO

                             INTER-GROUP AGREEMENT

                               between and among

                                  AT&T CORP.,

                               on the one hand,

                                      and

                          LIBERTY MEDIA CORPORATION,

                            LIBERTY MEDIA GROUP LLC

                     and each Covered Entity listed on the

                            signature pages hereof,

                              on the other hand,

                           dated as of May 28, 1999



--------------------------------------------------------------------------------

                              FIRST SUPPLEMENT TO

                             INTER-GROUP AGREEMENT


          Agreement dated as of May 28, 1999 between AT&T Corp., a New York corporation ("AT&T"), for itself and on behalf of the members of the Common
              ----
Stock Group, on the one hand, and Liberty Media Corporation, a Delaware corporation ("LMC"), Liberty Media Group LLC, a Delaware limited liability
              ---
company, and for so long as such Covered Entity remains a Covered Entity under the applicable provisions of the AT&T Charter Amendment, each Covered Entity listed on the signature pages hereof (collectively, the "Liberty Media
                                                         -------------
Parties"), for themselves and, in the case of LMC, on behalf of the other
-------
members of the Liberty Media Group, on the other hand. Capitalized terms used herein without definition have the meanings ascribed to such terms in (i) the AGI Merger Agreement (as hereinafter defined), (ii) if not otherwise defined herein or in the AGI Merger Agreement, the Inter-Group Agreement (as hereinafter defined) or (iii) with respect to Section 1.5, the Telewest Letter (as hereinafter defined).

          WHEREAS, AT&T and the Liberty Media Parties are parties to that certain Inter-Group Agreement (the "Inter-Group Agreement"), dated as of March
                                    ---------------------
9, 1999, which establishes certain terms and conditions concerning the responsibilities and obligations of each Group to the other as well as certain additional provisions concerning the Groups' relationships with each other;

          WHEREAS, AT&T, AGI Merger Sub, Inc., a Delaware corporation ("Merger
                                                                        ------
Sub"), LMC and The Associated Group, Inc., a Delaware corporation ("AGI"),
---                                                                 ---
intend to enter into an Agreement and Plan of Merger dated as of May 28, 1999 (the "AGI Merger Agreement") pursuant to which, among other things, subject to
      --------------------
the terms and conditions contained in the AGI Merger

Agreement, Merger Sub will be merged with and into AGI and AGI, as the Surviving Entity of such merger, will initially become a direct wholly owned subsidiary of AT&T (the "AGI Merger");
           ---

          WHEREAS, certain members of the Liberty Media Group are negotiating a form of letter (in the form approved in writing by AT&T, the "Telewest Letter") to Microsoft Corporation ("Microsoft") relating to the interest currently held by MediaOne Group, Inc. ("MediaOne") in Telewest that calls for the negotiation, execution and delivery of certain agreements, instruments and other documents that give effect to the arrangements described therein (collectively, and including the obligations to which Microsoft would succeed pursuant to the second paragraph of the Telewest Letter, but in each case only to the extent approved in writing by AT&T, the "Microsoft/Telewest Arrangements");

          WHEREAS, in connection herewith AT&T, LMC and certain of their respective affiliates are also entering into a First Amendment to Tax Sharing Agreement (the "Tax Sharing Amendment"), dated as of the date hereof, which amends that certain Tax Sharing Agreement, dated as of March 9, 1999 (as so amended, the "Tax Sharing Agreement"), to which AT&T, LMC and certain of their respective affiliates are parties;

          WHEREAS, as a condition to the willingness of each of AT&T and LMC to enter into the AGI Merger Agreement and of the applicable members of the Liberty Media Group to execute and deliver the Telewest Letter and the applicable Microsoft/Telewest Arrangements, AT&T and the Liberty Media Parties have determined to enter into this Agreement and the Tax Sharing Amendment;

          WHEREAS, AT&T and the Liberty Media Parties desire to supplement and modify the Inter-Group Agreement in the manner set forth in this Agreement and to establish in this Agreement certain terms and conditions concerning the responsibilities and obligations of each Group to the other as well as certain additional provisions concerning each Group's relationship with each other as the same may relate to the AGI Merger, Microsoft/Telewest Arrangements and certain related transactions;

          WHEREAS, in connection herewith, the Capital Stock Committee has adopted the resolutions attached as Exhibit A.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, AT&T and the Liberty Media Parties hereby agree as follows:

                                   ARTICLE I

                    OBLIGATIONS RELATING TO THE AGI MERGER

          SECTION 1.1  Post-Closing Restructuring Steps.  To the extent not
                       --------------------------------
already accomplished pursuant to the AGI Merger Agreement, following the AGI Merger but only if permitted by applicable law at such time, the Liberty Media Group and the Common Stock Group shall take the actions and enter into the transactions described in Exhibit 7.15 to the AGI Merger Agreement in the manner and at the respective times described therein. Each of AT&T and LMC shall take, and shall cause each of its respective Subsidiaries to take, any and all required actions (whether as a stockholder (or other interest holder) or through its respective representatives on the board of directors (or comparable governing body) of the applicable entity), in the case of AT&T, only to the extent specifically requested by LMC, to give effect to the previous sentence. In the event that any of the actions or transactions described in Exhibit 7.15 to the AGI Merger Agreement are or become illegal or impossible to take or complete under applicable law, the applicable members of the Common Stock Group and the Liberty Media Group shall use their commercially reasonable efforts to take such other actions and/or complete such other transactions as may be required so as to accomplish the respective intended results of and benefits to the Common Stock Group and the Liberty Media Group from the actions and transactions described in Exhibit B. From and after the taking of the action described in paragraph 11 of such Exhibit 7.15, Silver Spur Land and Cattle Company shall cause the Surviving Entity to comply with the Inter-Group Agreement and the Tax Sharing Agreement.

          SECTION 1.2.  Certain Liabilities Relating to the AGI Merger.
                        ----------------------------------------------

          (a) Subject to the last sentence of this subsection (a), as between the Common Stock Group and the Liberty Media Group, all of the following Liabilities shall be Liabilities of the Liberty Media Group:

          (i) all Liabilities of AGI and any of its subsidiaries and affiliates (and, in each case, any predecessor or successor thereto);

          (ii) all Liabilities arising out of or related to the AGI Agreement and the transactions contemplated thereby, including (A) all Liabilities arising out of or relating to any breach of the AGI Merger Agreement by LMC or by AGI (whether such breach is of a representation, warranty, agreement or obligation made to Parent, LMC or otherwise, and without reference to any qualification of any such representation, warranty, agreement or obligation by reference to the Company SEC Reports or the Company Disclosure Schedule, and without reference to any limitation or survival of such representation, warranty, covenant or obligation set forth in the AGI Merger Agreement and without regard to Section 10.10 of the AGI Merger Agreement), (B) any Liabilities
                to third parties contemplated by Section 4.10 of the AGI Merger Agreement, (C) all Liabilities required to carry out the provisions of Section 2.1 of the AGI Merger Agreement, (D) all Liabilities under Sections 4.23 and 7.6 of the AGI Merger Agreement, and (E) all Liabilities arising out of or related to lawsuits brought, proposed or threatened by any third party (other than AGI) against AT&T or Merger Sub (a "Third Party Lawsuit") arising from the execution, delivery or performance of the AGI Merger Agreement or this Agreement (other than Section 1.5) by AT&T or Merger Sub and (F) relieving AT&T and any member of the Common Stock Group of any Liability or obligation that binds or is enforceable against AT&T or such member of the Common Stock Group as a result of any agreement between AGI and its Subsidiaries, on the one hand, and any other person or entity (other than an agreement executed by AT&T or a member of the Common Stock Group), on the other hand;

          (iii) all Liabilities arising out of the consummation of the AGI Merger or any of the transactions contemplated thereby, including the Post-Merger Restructuring Transactions and any other transaction contemplated by this Agreement (other than Section 1.5) or the AGI Merger Agreement notwithstanding the failure to receive any consent, approval or authorization, or any failure to make any filing or notification, from or to any Person or Governmental Entity that may be required in connection therewith;

          (iv) all Liabilities arising out of or related to the consummation of, or failure to consummate, the Pre-Merger Restructuring Transactions or the Post-Merger Restructuring Transactions;

          (v) all Liabilities relating to employees, officers, directors, consultants and other agents of AGI and any of its Subsidiaries and Affiliates, including, subject to subsection (e) below, all Liabilities contemplated by Sections 3.5, 3.6 and 3.7 of the AGI Merger Agreement and all Rollover Options and other Stock Incentives created pursuant to the AGI Merger Agreement; and

          (vi) except to the extent resulting from any breach of this Agreement or the AGI Merger Agreement by AT&T that do not arise out of or relate to actions taken by AT&T at the request of LMC (as contemplated by Section 1.2(e) hereof or otherwise in writing), all Liabilities arising out of the execution, delivery or performance of this Agreement (other than Section 1.5).

Notwithstanding the foregoing, as between the Common Stock Group and the Liberty Media Group, the Common Stock Group shall be responsible for (i) any Liabilities (other than any Liability arising from or relating to a Clause D Tax Item (as defined in the Tax Sharing Amendment)) to the extent arising out of or relating to any breach by AT&T or Merger Sub of the AGI Merger Agreement or this Agreement that do not arise out of or relate to actions taken by AT&T at the request of LMC (as contemplated by Section 1.2(e) hereof or otherwise in writing), whether incurred by a member of the Common Stock Group or by a member of the Liberty Media Group, and (ii) any Clause D Tax Item (as defined in the Tax Sharing Amendment), to the extent set forth in Section 3(d)(i) of the Tax Sharing Agreement. No action taken, or failed to be taken, by the Surviving Entity following the

Effective Time shall be deemed to be a breach of this Agreement or the AGI Merger Agreement by AT&T or Merger Sub unless Parent is required to cause the Surviving Entity to take such action pursuant to Section 1.1 (provided, that in no event shall AT&T or Merger Sub be deemed to have breached this Agreement or the AGI Merger Agreement as a result of any action taken, or failed to be taken by the Surviving Corporation as a result of any action taken, or failed to be taken, by LMC or a member of the Liberty Media Group).

          (b) The Liberty Media Group shall be responsible for, and shall reimburse the Common Stock Group for, any and all reasonable costs, fees and expenses incurred by AT&T or any member of the Common Stock Group in connection with: (i) the negotiation, review, execution and delivery of the AGI Merger Agreement and, the Tax Sharing Amendment; (ii) the consummation of the transactions contemplated by the AGI Merger Agreement and this Agreement (other than Section 1.5); (iii) the preparation, review and filing of the Registration Statement (and the proxy statement that will be a part thereof); (iv) the consummation of the Post-Merger Restructuring Transactions; (v) making any filings with any Governmental Entity and otherwise assisting in obtaining approvals, consents and clearances required in connection with the transactions contemplated by the AGI Merger Agreement and this Agreement (other than Section 1.5), including any Facilitating Approval required in connection with the AGI Merger; and (vi) all other fees and expenses related thereto, including in each case any internal costs, fees and expenses (which shall be determined in any reasonable manner developed by AT&T for tracking such internal costs, fees and expenses), and in each case such costs, fees and expenses to be reimbursed promptly upon receipt of a statement therefor.

          (c) LMC shall indemnify and hold harmless AT&T and each member of the Common Stock Group from and against, and pay and reimburse AT&T and each member of the Common Stock Group for, any and all Liabilities (including reasonable attorneys' fees and expenses) for which the Liberty Media Group is responsible pursuant to this Section 1.2 in each case in accordance with Section 1.4(c) of the Inter-Group Agreement.

          (d) LMC shall ensure that there is delivered to AT&T within five business days of the Effective Time, and shall indemnify AT&T from and against any loss or Liability arising from or related to the failure to be delivered to AT&T (including as a member of the Common Stock Group) immediately following the Effective Time, in each case free and clear of all Liens and Restrictions and ready for cancellation, a number of shares of Parent Common Stock equal to the Parent Common Stock Number.

          (e) Notwithstanding any provision of the AGI Merger Agreement, AT&T and Merger Sub shall not waive any condition to their respective obligations to consummate the AGI Merger set forth in Article VIII of the AGI Merger Agreement (the "Parent Closing Conditions") without LMC's prior written consent; provided,
      -------------------------
however, that consummation of the AGI Merger by Parent based on the reasonable belief that all of the Parent Closing Conditions have been satisfied shall not be deemed a breach of this Agreement unless (and to the extent) AT&T receives a written request referred to in the next sentence at least 24 hours prior to the then scheduled Closing of the AGI Merger. To the extent so requested in writing by LMC, each of Parent and Merger Sub shall (i) assert that one or more of the Parent Closing Conditions have not been satisfied and decline to consummate the transactions contemplated by the AGI Merger Agreement or (ii) waive one or more of the Parent Closing Conditions (other than those set forth in Section 8.1 of the AGI Merger

Agreement). The Liberty Media Group agrees to indemnify AT&T for any Liabilities incurred by AT&T or any member of the Common Stock Group as a result of the taking of an action by AT&T or Merger Sub at the request of LMC as contemplated by the previous sentence (but without regard to whether such action constitutes a breach of the AGI Merger Agreement). Notwithstanding clause (ii) of the previous sentence, AT&T shall not be obligated to waive any Parent Closing Condition and consummate the AGI Merger if AT&T, in its reasonable judgment, determines that the foregoing agreement of LMC to indemnify AT&T from and against any Liability incurred as a result of such action is not adequate to fully protect AT&T and the Common Stock Group from and against any Parent Adverse Effect that could reasonably be expected to result from such waiver and the consummation of the AGI Merger in connection therewith (it being understood that no such indemnification would be adequate if such Parent Adverse Effect relates to, without limitation, any injunction applicable to AT&T or any of its Subsidiaries, any restriction on the operation of any business or assets of AT&T or any of its Subsidiaries or the relationship of AT&T or any of its Subsidiaries with any Governmental Entity that has jurisdiction over AT&T or such Subsidiary or any of their assets or businesses. Except as set forth in this paragraph, nothing herein shall prohibit AT&T or Merger Sub from exercising any of its rights under the AGI Merger Agreement, including any right to refuse to consummate the AGI Merger and any right to terminate the AGI Merger Agreement, in each case in accordance with the terms of the AGI Merger Agreement. AT&T shall reasonably consider any amendments to, or any waiver of any other provision of, the AGI Merger Agreement proposed by LMC. If so requested by AT&T, in connection with the closing of the AGI Merger, LMC shall acknowledge in writing to AT&T that the consummation of the AGI Merger would not be inconsistent with AT&T's obligations under this paragraph, and the failure of AT&T to consummate the AGI Merger in the absence of such acknowledgment shall be deemed, for all purposes of this Agreement, not to be a violation of this Agreement or the AGI Merger Agreement.

          To the extent required in order to obtain any Facilitating Approval necessary for the satisfaction of one or more of the Parent Closing Conditions or to negate the effect of any Blocking Approval, LMC may, in its sole discretion, elect to agree to one or more conditions, limitations or restrictions regarding the conduct of its business or the ownership or operation of its assets and businesses following the AGI Merger (including the businesses and assets of AGI and its Subsidiaries), including any such condition, limitation or restriction that may be imposed as a result of or in connection with any Parent May Transaction, Parent Impeding Transaction or Munich Impeding Transaction. In furtherance of the foregoing, in the event that AT&T elects to delay the consummation of the AGI Merger pursuant to clause (ii) of Section 3.4(c) of the AGI Merger Agreement or delivers a Blocking Approval Notice, LMC, may, in its sole discretion, take one or more of the actions described in the previous sentence in order to prevent or eliminate the condition, event or circumstance which is the basis for AT&T's election to delay the consummation of the AGI Merger pursuant to clause (ii) of Section 3.4(c) of the AGI Merger Agreement or to deliver a Blocking Approval Notice under clause (iv) of Section 3.4(c) of the AGI Merger Agreement.

          (f) Subject to the condition that LMC shall have made available to AT&T the amount(s) in cash required for AT&T to make the applicable payments, AT&T shall make the cash payments required to be made by it or the Surviving Entity in accordance with the terms and conditions of Sections 3.6(a) and 3.7 of the AGI Merger Agreement at such times and in such amounts as may be directed by LMC. LMC shall take all actions necessary to require the Surviving Entity to give effect to the foregoing sentence.

          (g) All employees, officers, directors, consultants and other agents of AGI and its Subsidiaries shall be deemed to be employees, officers, directors, consultants and other agents of the Liberty Media Group, and all Stock Incentives that are created as a result of the AGI Merger shall be the responsibility of the Liberty Media Group.

          (h) For purposes of Section 1.16 of the Inter-Group Agreement, the Rollover Options, the obligation to issue AT&T Liberty Tracking Shares to AGI shareholders pursuant to the AGI Merger Agreement, and any other obligation to issue or sell any AT&T Liberty Tracking Shares pursuant to or in connection with the AGI Merger, the AGI Merger Agreement, and any agreement referred to in the AGI Merger Agreement or executed in connection therewith shall be deemed to be Tracking Stock Obligations incurred with a Liberty Approval. The issuance of AT&T Liberty Tracking Shares and Rollover Options pursuant to the AGI Merger, any Pre-Merger Restructuring Step, any Post-Merger Restructuring Step and any other transaction contemplated by the AGI Merger Agreement shall be deemed to have occurred with a Liberty Approval for purposes of Section 1.11(a) of the Inter-Group Agreement and shall not be a breach of Section 1.11(b) or (c) of the Inter-Group Agreement. Subject to Section 1.16 of the Inter-Group Agreement, any action taken by Parent to implement the terms of this paragraph (h) or Section
3.7 of the AGI Merger Agreement shall not constitute a breach of any provision of the Inter-Group Agreement.

          (i) At all times from the date of its formation until the Effective Time of the AGI Merger, Merger Sub shall be a Subsidiary of AT&T.

          SECTION 1.3.  Allocation of Proceeds. For purposes of Section 1.6(b)
                        ----------------------
of the Inter-Group Agreement and the definition of the term "Liberty Media Group" in the AT&T Charter Amendment, (i) the net proceeds of the issuance of the shares of Class A Munich Group Stock to be issued in the Merger shall consist of the entire interest of AT&T in the Surviving Entity and each of its Subsidiaries (other than the shares of Parent Common Stock held by AGI and its Subsidiaries at the time of the Merger referred to in Exhibit B and any distributions on such shares that required an adjustment pursuant to Section 2.5 of the AGI Merger Agreement), which shall be deemed to represent the net proceeds of the issuance of the shares of Parent Common Stock in the Merger), (ii) for purposes of clause (ii) of Section 1.6(b) of the Inter-Group Agreement, the shares of Class A Munich Group Stock and Class B Munich Group Stock held by AGI and its Subsidiaries at the time of the Merger shall be deemed to have been acquired entirely with the shares of Class A Munich Group Stock to be issued in the AGI Merger (provided, however, that Parent shall have no obligation to LMC pursuant to Section 1.6(b) of the Inter-Group Agreement to contribute such shares held by AGI and its Subsidiaries to LMC), and (iii) the shares of Parent Common Stock and Class A Munich Group Stock issued upon conversion of the shares Company Stock referred to in clause (b) of the definition of the term "Liberty Media Group" in the AT&T Charter Amendment (and the proceeds of any Disposition (as defined in the AT&T Charter Amendment) thereof) shall remain attributed to the Liberty Media Group. Notwithstanding the foregoing, if the foregoing allocation of proceeds would not be permitted under the AT&T Charter Amendment, all of the assets acquired pursuant to the AGI Merger Agreement shall be deemed to be part of the Liberty Media Group, except that the shares of Parent Common Stock held by AGI and its Subsidiaries at the time of the AGI Merger (and any distributions on such shares that required an adjustment pursuant to Section 2.5 of the AGI Merger Agreement) shall be deemed to have been transferred by the Liberty Media Group to the Common Stock Group in respect of the agreement by AT&T to enter into this Agreement and issue an equal number of shares of Parent Common Stock.

          In furtherance of the foregoing, any contract right or other similar right associated with any asset that is attributed to a Group in accordance with the preceding paragraph shall be the right of the Group to which such related asset is so attributed.

          SECTION 1.4.  Certain Obligations.
                        -------------------

          (a) Section 3.4(c) and clause (I) of the proviso to the second sentence of Section 3.4(a) of the AGI Merger Agreement are incorporated herein in their entirety.

          (b) Notwithstanding the foregoing, AT&T agrees to reasonably consider any actions that it may be requested by LMC to take in accordance with consummation of the AGI Merger.

          (c) LMC represents and warrants that true and complete copies of all documents referred to in the AGI Merger Agreement that have been delivered to LMC by or on behalf of the Company on or prior to the date hereof have been delivered to AT&T (or its counsel) on or prior to the date hereof and agrees that true and complete copies of all such documents delivered to LMC from and after the date hereof until consummation of the transactions contemplated hereby will be delivered promptly to AT&T (or its counsel).

          SECTION 1.5.  Certain Liabilities Relating to the Microsoft/Telewest
                        ------------------------------------------------------
Arrangements.
------------

          (a) As between the Common Stock Group and the Liberty Media Group, all of the following Liabilities shall be Liabilities of the Common Stock Group:

          (i) if the merger of MediaOne and AT&T or a subsidiary of AT&T (the "MediaOne Merger") occurs, all Liabilities of MediaOne and any predecessor or successor thereto relating to the interests in Telewest that are owned by

               MediaOne and are transferred to Microsoft in connection with the Telewest Letter (the "Telewest Interests"); and

          (ii) all Liabilities arising out of or related to Liberty Media Group's execution and delivery of, or performance of its obligations under, the Telewest Letter and the Microsoft/Telewest Arrangements and the transactions contemplated thereby, including
               (A) all Liabilities arising out of or relating to any breach of the Microsoft/Telewest Arrangements by AT&T or any of its Subsidiaries or Affiliates and, if the MediaOne Merger occurs, by MediaOne or any of its Subsidiaries or Affiliates, (B) all Liabilities incurred by the Liberty Media Group required to carry out the provisions of Telewest Letter or the Microsoft/Telewest Arrangements (to the extent not reimbursed by Microsoft, provided that AT&T will be subrogated to the rights of the Liberty Media Group against Microsoft in such event), and (C) all Liabilities arising out of or related to lawsuits brought, proposed or threatened by any third party against LMC or a member of the Liberty Media Group (a "Third Party Lawsuit") arising from the execution, delivery or performance of the Telewest Letter or the Microsoft/Telewest Arrangements by LMC or any member of the Liberty Group (in any such case, without regard to the failure to receive any consent, approval or authorization, or any failure to make any filing or notification, from or to any Person or Governmental Entity that may be required in connection therewith).

Notwithstanding the foregoing, the Liberty Media Group shall be responsible for any Liabilities to the extent arising out of or relating to any breach by a member of the Liberty Media Group of the Telewest Letter or the Microsoft/Telewest Arrangements that do not arise out of or relate to actions taken by a member of the Liberty Media Group at the express written request of AT&T, whether incurred by a member of the Common Stock Group or by a member of the Liberty Media Group.

          (b) The Common Stock Group shall be responsible for, and shall reimburse the Liberty Media Group for, any and all reasonable costs, fees and expenses incurred by LMC or any member of the Liberty Media Group in connection with: (i) the negotiation, review, execution and delivery of the Telewest Letter and the Microsoft/Telewest Arrangements; (ii) the consummation of the transactions contemplated by the Telewest Letter and the Microsoft/Telewest Arrangements and this Agreement (with respect to the Microsoft Telewest Arrangements); (iii) making any filings with any Governmental Entity and otherwise assisting in obtaining approvals, consents and clearances required in connection with the transactions contemplated by the Telewest Letter and the Microsoft/Telewest Arrangements, including any Facilitating Approval required in connection with the Microsoft/Telewest Arrangements; and (iv) all other reasonable fees and expenses related thereto, including in each case any reasonable internal costs, fees and expenses (which shall be determined in any reasonable manner developed by LMC for tracking such internal costs, fees and expenses), and in each case such costs, fees and expenses to be reimbursed promptly upon receipt of a statement therefor; provided that, in each case (A) LMC and the Liberty Media Group shall first seek such reimbursement from Microsoft as provided in the Telewest Letter and (B) AT&T will be subrogated to any rights of LMC and the Liberty Media Group against Microsoft with respect to any payments made by AT&T pursuant to this Section 1.5.

          (c) AT&T shall indemnify and hold harmless LMC and each member of the Liberty Media Group from and against, and pay and reimburse LMC and each member of the Liberty Media Group for, any all Liabilities (including reasonable attorneys' fees and expenses) for which the Common Stock Group is responsible pursuant to this Section 1.5 in each case in accordance with Section 1.4(c) of the Inter-Group Agreement.

          (d) Unless and then only to the extent otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar applicable provision of state or local income or franchise tax law, LMC agrees
(i) to report the transactions contemplated by the Telewest Letter and the Microsoft/Telewest Arrangements as transactions not giving rise to income, gain or loss for tax purposes and (ii) not to take any position in any audit, administrative proceeding or litigation that is inconsistent with clause (i) of this sentence.

                                  ARTICLE II

                                  DEFINITIONS

          SECTION 2.1.  Certain Defined Terms.  In addition to the terms defined
                        ---------------------
elsewhere in this Agreement, for purpose of this Agreement the following terms shall have the following meanings:

          "Subsidiary" with respect to AGI, shall include Teligent and its Subsidiaries and Portatel and its Subsidiaries.

          SECTION 2.2.  Other Definitional Provisions. The language used in this
                        -----------------------------
Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.

                                  ARTICLE III

                                 MISCELLANEOUS

          SECTION 3.1.  Notices. All notices, requests, demands or other
                        -------
communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or upon the receipt after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

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

          If to AT&T or any member of the Common Stock Group:

               AT&T Corp.
               295 North Maple Avenue
               Basking Ridge, New Jersey  07920
               Attention: Vice President-Law
                          and Corporate Secretary
               Facsimile: (908) 221-6618

          with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York 10019
               Attention: Richard D. Katcher, Esq.
                          Steven A. Rosenblum, Esq.
               Facsimile: (212) 403-2000

          If to LMC or any member of the Liberty Media Group:

               Liberty Media Corporation
               9197 South Peoria Street
               Englewood, Colorado 80112
               Attention: Charles Y. Tanabe, Esq.
               Facsimile: (720) 875-5382

          with a copy to:

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention: Elizabeth M. Markowski, Esq.
                          John L. Graham, Esq.
               Facsimile: (212) 705-5125

or such address as such party shall have designated by notice so given to each other party.

          SECTION 3.2.  Amendments; No Waivers.  (a) This Agreement shall be
                        ----------------------
amended, changed, supplemented, waived or otherwise modified only by an instrument in writing signed by each of AT&T and LMC (and following a Triggering Event, Liberty Media Group LLC).

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

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 3.3.  Successors and Assigns.  Neither this Agreement nor any
                        ----------------------
of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto; provided, however, that the assignment of its rights and obligations
        --------  -------
under this Agreement by LMC or any Covered Entity to Liberty Media Group LLC in connection with the transactions contemplated by the Contribution Agreement shall not require the consent of AT&T. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 3.4.  Governing Law; Consent to Jurisdiction.  This Agreement
                        --------------------------------------
and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws. Each party hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or the Chancery Court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non
                                                              ----- ---
coveniens or any other objection to venue therein); provided, however, that such
---------                                           --------  -------
consent to jurisdiction is solely for the purpose referred to in this Section
4.4 and shall not be deemed to be a general submission to the jurisdiction of said courts or of the State of Delaware other than for such purpose. AT&T and LMC each hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

          SECTION 3.5.  Counterparts; Effectiveness.  This Agreement may be
                        ---------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

          SECTION 3.6.  Specific Performance.  Each of AT&T and LMC acknowledges
                        --------------------
and agrees that money damages are not an effective remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief.

          SECTION 3.7.  Remedies Cumulative.  All rights, powers and remedies
                        -------------------
provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          SECTION 3.8.  Termination.  This Agreement shall remain in full force
                        -----------
and effect until the earlier to occur of (i) such time as no shares of Class A Munich Group Stock or Class B Munich Group Stock are outstanding and (ii) the termination of the AGI Merger Agreement, at which time this Agreement shall terminate and upon termination, no party shall have any liability or further obligation to the other under this Agreement except that the provisions of this
Section 3.8
shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement or the AGI Merger Agreement. No termination of this Agreement shall limit or otherwise affect the rights or obligations of the parties to the Inter-Group Agreement.

          SECTION 3.9.  Severability.  In case any provision in this Agreement
                        ------------
shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

          SECTION 3.10. Cooperation.  Each of AT&T and LMC covenants and agrees
                        -----------
with the other to use its reasonable best efforts to cause each member of the Common Stock Group and each member of the Liberty Media Group, respectively, to fulfill each of its respective obligations under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              AT&T CORP.


                              By: /s/ Daniel E. Somers
                                  --------------------
                                  Name: Daniel E. Somers
                                  Title: Senior Executive Vice President and
                                         Chief Financial Officer

                              LIBERTY MEDIA CORPORATION


                              By: /s/ Gary S. Howard
                                  ------------------
                                  Name: Gary S. Howard
                                  Title: Executive Vice President and
                                         Chief Operating Officer

                              LIBERTY MEDIA GROUP LLC


                              By: /s/ Gary S. Howard
                                  ------------------
                                  Name: Gary S. Howard
                                  Title: Vice President

                              Each of the following Covered Entities hereby executes this Agreement as a member of the Liberty Media Group to become a party to this Agreement for so long as it remains a Covered Entity under the applicable provisions of the AT&T Charter
                              Amendment:


                              TCIP, INC.


                              By: /s/ Gary S. Howard
                                  ------------------
                                  Name: Gary S. Howard
                                  Title:

                              SILVER SPUR LAND AND CATTLE CO.


                              By: /s/ Gary S. Howard
                                  ------------------
                                  Name: Gary S. Howard
                                  Title:

                              TCI INTERACTIVE, INC.


                              By: /s/ Gary S. Howard
                                  ------------------
                                  Name: Gary S. Howard
                                  Title: